Exhibit (s)
POWER OF ATTORNEY
FOR
SECURITIES AND EXCHANGE COMMISSION
AND RELATED FILINGS

     The undersigned director of KAYNE ANDERSON MLP INVESTMENT COMPANY (the “Company”) hereby appoints KEVIN S. MCCARTHY, DAVID J. SHLADOVSKY and DAVID A. HEARTH (with full power to each of them to act alone), his attorneys-in-fact and agents, in all capacities, to execute and to file any documents relating to the Company’s Registration Statement on Form N-2 (File No. 333-140488) under the Investment Company Act of 1940, as amended, and under the Securities Act of 1933, as amended, and under the laws of all states and other domestic and foreign jurisdictions, including any and all amendments thereto, covering the registration and the sale of common stock by the Company, including all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority. The undersigned grants to each of said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as the undersigned could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.
     The undersigned director hereby executes this Power of Attorney as of this 9th day of June 2008.

Director:
By:	/s/ William H. Shea
William H. Shea